Exhibit 99.1

                             Joint Filer Information

Names:   Perceptive Life Sciences Master Fund Ltd. and Perceptive Advisors LLC

IRS I.D. No.: 980338943 (Master Fund)                      52-2291758 (Advisors)

Address:      c/o First New York Securities, LLC
              850 Third Avenue, 8th Floor
              New York, New York 10022

Designated Filer:                           Joseph Edelman

Issuer and Ticker Symbol:                   Biosante Pharmaceuticals, Inc. (BPA)

Date of Earliest Transaction (Month/Day/Year) July 19, 2004

The undersigned, Perceptive Life Sciences Master Fund Ltd. and Perceptive Advisors LLC are jointly filing the attached Statement of Changes in Beneficial Ownership on Form 4 with Joseph Edelman with respect to the beneficial ownership of securities of Biosante Pharmaceuticals, Inc.

PERCEPTIVE LIFE SCIENCES                   PERCEPTIVE ADVISORS LLC
MASTER FUND LTD.

By:    Perceptive Advisors LLC, its
         investment advisor


By: /s/ Joseph Edelman                     By: /s/ Joseph Edelman
    ------------------------------             ------------------------------
Name:  Joseph Edelman                      Name:  Joseph Edelman
Title: Managing Member                     Title: Managing Member